77Q1(a)(1)


Amendment No. 7 to the Amended and Restated
Agreement and Declaration of Trust, dated March
24, 2017 (filed electronically as Exhibit a8 to Post-
Effective Amendment No. 61 to the Registration
Statement of the Registrant filed on April 7, 2017,
File No. 002-82734, and incorporated herein by reference).